Exhibit 10.2

[TransCanada Logo]

August 28th, 2012

Quicksilver Resources Canada Inc.
One Palliser Square
2000, 125-9th Avenue SE
Calgary, AB T2G 0P8

Attention:              Loren Mudryk
Marketing Manager

Dear Mr. Mudryk:

Re:
Amendment to Commitment Letter Agreement (“Amendment to the Commitment Letter Agreement”) dated April 6th, 2011 between NOVA Gas Transmission Ltd. (“NGTL”) and Quicksilver Resources Canada Inc. (the “Customer”)

Further to recent correspondence between the parties, the Customer has requested that NGTL delay the targeted in-service date for the Pipeline Project from May 1, 2014 to August 1, 2015. NGTL has agreed to the delay, subject to certain terms and conditions set out in the PEA Amending Agreement between the parties, dated August 28th, 2012.  Customer and NGTL also wish to revise the Commitment Letter Agreement to reflect the delayed targeted in-service date:

1.	Customer and NGTL agree that the date “May 1, 2014” set out in paragraph 1.b. of the Commitment Letter Agreement is deleted and replaced with “August 1, 2015”.

2.
Unless otherwise defined in this Amendment to the Commitment Letter Agreement, all capitalized terms contained in this Amendment to the Commitment Letter Agreement which are defined in the Commitment Letter Agreement shall have the meaning given to them in the Commitment Letter Agreement.  All references to the Project Expenditure Authorization Agreement or PEA and the Schedules of Services or SOS shall mean those agreements as amended.

3.	The Commitment Letter Agreement shall remain in full force and effect as amended by this Amendment to the Commitment Letter Agreement and is hereby ratified and confirmed as amended.

4.
This Amendment to the Commitment Letter Agreement may be executed in counterpart and a complete set of counterpart pages shall be provided to each party.  A facsimile signature shall be deemed to be an original.

Please indicate your agreement to the terms and conditions of this Amendment to the Commitment Letter Agreement below.  If you have any questions or would like to discuss this further, please call Rob Swart, Customer Account Manager, at (403) 920-5590.

Yours truly,

/s/ Rob Swart

Rob Swart
Customer Account Manager

NOVA GAS TRANSMISSION LTD. By: /s/ Stephen M. V. Clark Name: Stephen M. V. Clark Title: Vice President, Commercial - West Canadian and Eastern U.S. Pipelines
By: /s/ Karl Johannson Name: Karl Johannson Title: President NOVA Gas Transmission Ltd.

The terms and conditions of this Amendment to the Commitment Letter Agreement are hereby agreed to this 28th day of August, 2012 by:

QUICKSILVER RESOURCES CANADA INC. Per: /s/ Thomas F. Darden Name: Thomas F. Darden Title: President and CEO
Per: _______________________________________ Name: Title: